UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive
Beaumont, Texas 77705

(Address of principal executive offices, including zip code)

(866) 861-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The NASDAQ Stock Market LLC
Warrants to purchase common stock	MSAIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by MultiSensor AI Holdings, Inc., a Delaware corporation (the “Company”) to amend its Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission on November 27, 2024 and January 6, 2025 (together, the “Original Filings”), to provide information regarding material compensatory arrangements between the Company and each of Peter Baird, Robert Nadolny and Stuart V. Flavin III, respectively, as such compensatory information was not determined at the time of the Original Filings. Other than providing the additional information in Item 5.02 below, no other disclosures in the Original Filings are amended by this Form 8-K/A.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Baird Employment Agreement

As previously announced, on January 6, 2025, the board of directors of the Company (the “Board”) appointed Peter Baird as the Company’s Chief Commercial Officer. On February 7, 2025, the Company entered into an amended and restated employment agreement by and between the Company and Mr. Baird, effective February 5, 2025 (the “Baird Employment Agreement”). Pursuant to the Baird Employment Agreement, Mr. Baird is (i) entitled to receive an annual base salary of $350,000 (the “Baird Base Salary”), (ii) eligible to receive a target annual bonus of 100% of the Baird Base Salary (the “Baird Target Bonus”), with payouts ranging from 0% to 200% of the Baird Target Bonus depending on the achievement of performance targets as set and determined by the compensation committee of the Board, and (iii) subject to an increase in the share reserve, a restricted stock unit award (“RSU Award”) and a performance stock unit award (“PSU Award”) equal to 134,615 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and 471,154 shares of Common Stock, respectively. Both of Mr. Baird’s RSU Award and the PSU Award are subject to the terms and conditions of the MultiSensor AI Holdings, Inc. 2023 Incentive Award Plan (the “Incentive Plan”) and the terms and conditions of the Barid Employment Agreement. Mr. Baird is entitled to paid vacation and eligible to participate in and receive the standard benefits provided to all Company employees including, but not limited to, coverage under the Company health insurance plan. Mr. Baird will be reimbursed for all reasonable expenses incurred in the performance of his duties.

The Baird Employment Agreement provides for an initial one-year term, which will automatically renew for successive one-year terms unless terminated by Mr. Baird or the Company, in writing, at least 60 days prior to the end of the then-current employment period. In the event Mr. Baird resigns or is terminated without “cause” (as defined in the Baird Employment Agreement), he will be entitled to all compensation and benefits earned through the 90-day notice period required under the Baird Employment Agreement. Pursuant to the terms of the Baird Employment Agreement, Mr. Baird is employed on an “at-will” basis, and his employment may be terminated by Mr. Baird or the Company at any time.

The Baird Employment Agreement also includes provisions for intellectual property assignment, non-competition, non-solicitation, confidentiality and non-disparagement.

The foregoing description of the Baird Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Nadolny Employment Agreement

As previously announced, on January 6, 2025, the Board appointed Robert Nadolny as the Company’s Chief Financial Officer. On February 7, 2025, the Company entered into an amended and restated employment agreement by and between the Company and Mr. Nadolny, effective February 5, 2025 (the “Nadolny Employment Agreement”). Pursuant to the Nadolny Employment Agreement, Mr. Nadolny is (i) entitled to receive an annual base salary of $250,000 (the “Nadolny Base Salary”) (ii) eligible to receive a target annual bonus of 50% of the Nadolny Base Salary (the “Nadolny Target Bonus”), with payouts ranging from 0% to 100% of the Nadolny Target Bonus depending on the achievement of performance targets as set and determined by the compensation committee of the Board, (iii) entitled to receive a one-time bonus of $20,000 in recognition of Mr. Nadolny’s performance in 2024, and (iv) entitled to receive an RSU Award equal to 48,076 shares of Common Stock and a PSU Award equal to 48,076 shares of Common Stock, both subject to the terms and conditions of the Incentive Plan and the terms and conditions of the Nadolny Employment Agreement.  Additionally, the Nadolny Employment Agreement amends the vesting schedule of the RSUs granted to Mr. Nadolny by the Company on August 26, 2024 (the “2024 Award”), such that, notwithstanding the terms of the 2024 Award Agreement or related Grant Notice, (i) 25% of the total RSUs underlying the 2024 Award will be deemed to be vested as of August 26, 2024, and (ii) an additional 25% of the total RSUs underlying the 2024 Award will vest on each of January 1, 2026, January 1, 2027 and January 1, 2028, subject to the terms of the Nadolny Employment Agreement.

In the event Mr. Nadolny is terminated without “cause” (as defined in the Nadolny Employment Agreement) or resigns with “good reason” (as defined in the Nadolny Employment Agreement), the RSU Award, PSU Award and 2024 Award will each vest in full as of the date of the termination or resignation, as applicable. Mr. Nadolny is entitled to paid vacation and eligible to participate in and receive the standard benefits provided to all Company employees including, but not limited to, coverage under the Company health insurance plan. Mr. Nadolny will be reimbursed for all reasonable expenses incurred in the performance of his duties.

The Nadolny Employment Agreement provides for an initial one-year term, which will automatically renew for successive one-year terms unless terminated by Mr. Nadolny or the Company in writing at least 60 days prior to the end of the then-current employment period. In the event Mr. Nadolny resigns or is terminated without “cause,” he will be entitled to all compensation and benefits earned through the 90-day notice period required under the Nadolny Employment Agreement. Pursuant to the terms of the Nadolny Employment Agreement, Mr. Nadolny is employed on an “at-will” basis, and his employment may be terminated by Mr. Nadolny or the Company at any time.

The Nadolny Employment Agreement also includes provisions for intellectual property assignment, non-competition, non-solicitation, confidentiality and non-disparagement.

The foregoing description of the Nadolny Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Flavin Letter Agreement

As previously announced, on November 26, 2024, the Board appointed Stuart V. Flavin III to serve as the Company’s Interim Chief Executive Officer, and on January 6, 2025, the Board appointed Mr. Flavin to serve as the Company’s Interim President. On February 7, 2025, the Company entered into a letter agreement by and between the Company and Mr. Flavin (the “Flavin Letter Agreement”), specifying the terms of Mr. Flavin’s compensation during his term as Interim President and Interim Chief Executive Officer of the Company.

Pursuant to the Flavin Letter Agreement, Mr. Flavin is (i) entitled to receive an annual base salary of $300,000, (ii) entitled to receive a one-time $75,000 cash bonus, (iii) and is entitled to receive an RSU Award equal to 67,300 shares of Common Stock, subject to the terms and conditions of the Incentive Plan and the Flavin Letter Agreement. Mr. Flavin is also entitled to reimbursement of certain information technology expenses approximating $6,000. Mr. Flavin is not eligible for vacation, health care or any other health and welfare benefits.

The foregoing descriptions of the Flavin Letter Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.3, and which is incorporated herein by reference.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Amended and Restated Employment Agreement, by and between MultiSensor AI Holdings, Inc. and Peter Baird, dated February 7, 2025.
10.2*	Amended and Restated Employment Agreement, by and between MultiSensor AI Holdings, Inc. and Robert Nadolny, dated February 7, 2025.
10.3*	Letter Agreement, by and between MultiSensor AI Holdings, Inc. and Stuart V. Flavin III, dated February 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiSensor AI Holdings, Inc.

Date: February 11, 2025	By:	/s/ Robert Nadolny
	Name:	Robert Nadolny
	Title:	Chief Financial Officer